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                                                                       Exhibit 5

                               FINN DIXON & HERLING LLP
                                   ATTORNEYS AT LAW
                                 ONE LANDMARK SQUARE
                             STAMFORD, CONNECTICUT  06901
                               TELEPHONE (203) 325-5000
                               FACSIMILE (203) 348-5777


                                    July 24, 1998

Blyth Industries, Inc.
100 Field Point Road
Greenwich, Connecticut  06830

Re:  Blyth Industries, Inc. -- Registration Statement on Form S-3
     ------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Blyth Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") of the Company, covering 500,000 shares of the Common Stock, $0.02 par value per share (the "Common Stock"), of the Company, to be sold by the Company pursuant to the Plan (as defined in such Registration Statement).

     In rendering the opinion set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation, the Restated By-laws and minute books of the Company; and (iii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinion expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

     Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that the 500,000 shares of Common Stock of the Company which are to be sold pursuant to the Plan have been duly authorized and, when validly issued, will be fully paid and nonassessable.

     We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the heading "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

                              Very truly yours,

                              /s/ Finn Dixon & Herling LLP